Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 10, 2021, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2022

EnerSys Reports Second Quarter Fiscal 2022 Results

Reading, PA, USA, November 10, 2021 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2022, which ended on October 3, 2021.

Second Quarter FY 22 Highlights
•Net sales of $791M up 12% vs. Q2'21 •Record backlog now over $1.0B •Aggressively driving price to catch inflation •Supply chain slowed Q2 shipments, impacting earnings	•Bank debt leverage at 2.0X •Hagen closure substantially complete •TPPL demand strong; output nearing $1.2B p.a. •New product initiatives gaining market acceptance

Key Results from Operations by Segments ($ in millions)
	Q2 FY22	Q2 FY21	% Change
Energy Systems
Net Sales	$369.8	$340.8	8.5%
Operating Earnings	1.2	22.8	(95.1)
Adjusted Operating Earnings *	8.5	30.1	(72.0)
Motive Power
Net Sales	320.7	263.8	21.6
Operating Earnings	41.0	24.2	69.8
Adjusted Operating Earnings *	41.0	24.2	69.9
Specialty
Net Sales	100.9	103.8	(2.9)
Operating Earnings	11.4	11.5	—
Adjusted Operating Earnings *	11.9	11.9	—
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.

Message from the CEO
Q2 was a mixed quarter, with exceptionally strong demand and prolonged supply chain headwinds. Demand continued to accelerate across all of our lines of businesses, far exceeding pre-COVID levels. Revenue in the quarter was up 12% over last year with the full potential suppressed by lingering supply chain disruptions. Our backlog at quarter-end exceeded $1 billion for the first time in the company’s history, nearly double historic levels. We have made substantial progress on our strategic and business development initiatives including 5G powering, transportation and defense market share, and next generation Motive Power products which collectively account for the majority of our backlog growth. We also welcome our core businesses such as Motive Power and Broadband returning to normalized order rates. As a result, our demand runway remains very strong and we expect this strength to continue throughout the remainder of the year and calendar 2022. Our pricing initiatives are beginning to take hold, especially in Energy Systems. However, our earnings potential was suppressed in Q2 by the disrupted supply of higher margin product components and continuing inflation out-pacing the timing of pricing realization. We anticipate seeing limited benefits from these pricing actions again in the third quarter, with the full benefit materializing when costs stabilize and we work through open orders, which could be as early as the fourth quarter. We continue to stay focused on execution in this unpredictable environment and remain confident in our underlying demand. We expect our adjusted diluted earnings per share to be between $0.96 and $1.06 in our third fiscal quarter.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2022 was $35.6 million, or $0.82 per diluted share, which included an unfavorable highlighted net of tax impact of $7.9 million, or $0.19 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2021 was $35.7 million, or $0.83 per diluted share, which included an unfavorable highlighted net of tax impact of $7.5 million, or $0.17 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2022, on a non-GAAP basis, were $1.01, compared to the guidance of $1.03 to $1.13 per diluted share for the second quarter given by the Company on August 11, 2021. These earnings compare to the prior year second quarter adjusted Net earnings of $1.00 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 3, 2021 and October 4, 2020.

Between October 4, 2021 through November 5, 2021, the Company repurchased 742,811 shares for approximately $57.0 million. Additionally, the Company announced on November 10, 2021, the establishment of a new $100 million stock repurchase program, with no expiration date.

Net sales for the second quarter of fiscal 2022 were $791.4 million, an increase of 11.7% from the prior year second quarter net sales of $708.4 million and decreased 2.9% sequentially from the first quarter of fiscal 2022 net sales of $814.9 million. The increase compared to prior year quarter was the result of an 11% increase in organic volume resulting primarily from strong demand arising from robust markets and the easing of the pandemic and a 1% increase in pricing. The sequential decrease was the result of a decrease in organic volume.

The Company’s operating results for its business segments for the second quarters of fiscal 2022 and 2021 are as follows:

	Quarter ended
	($ millions)
	October 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$369.8	$320.7	$100.9	$791.4

Operating Earnings	$1.0	$37.3	$11.4	$49.7
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	0.2	2.7	—	2.9
Amortization of identified intangible assets from recent acquisitions	5.9	—	0.5	6.4
Other	1.4	—	—	1.4
Adjusted Operating Earnings	$8.5	$41.0	$11.9	$61.4

	Quarter ended
	($ millions)
	October 4, 2020
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$340.8	$263.8	$103.8	$708.4

Operating Earnings	$21.5	$22.5	$11.4	$55.4
Restructuring and other exit charges	1.3	1.7	0.1	3.1
Amortization of identified intangible assets from recent acquisitions	5.7	—	0.4	6.1
Other	1.5	—	—	1.5
Acquisition activity expense	0.1	—	—	0.1
Adjusted Operating Earnings	$30.1	$24.2	$11.9	$66.2

Net earnings for the six months of fiscal 2022 was $79.5 million, or $1.83 per diluted share, which included an unfavorable highlighted net of tax impact of $18.4 million, or $0.43 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2021 was $70.9 million, or $1.65 per diluted share, which included an unfavorable highlighted net of tax impact of $11.7 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2022, on a non-GAAP basis, were $2.26. This compares to the prior year six months adjusted Net earnings of $1.92 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2022 were $1,606.3 million, an increase of 13.7% from the prior year six months net sales of $1,413.3 million. The increase from the prior year six months was due to an 11% increase in organic volume resulting primarily from strong demand, a 2% increase in foreign currency translation impact and a 1% increase in pricing.

The Company’s operating results for its business segments for the six months of fiscal 2022 and 2021 are as follows:

	Six months ended
	($ millions)
	October 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$741.0	$656.8	$208.5	$1,606.3

Operating Earnings	$7.6	$79.4	$23.6	$110.6
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	0.7	11.2	(1.2)	10.7
Amortization of identified intangible assets from recent acquisitions	11.9	—	0.9	12.8
Other	1.4	—	—	1.4
Adjusted Operating Earnings	$21.6	$91.6	$23.3	$136.5

	Six months ended
	($ millions)
	October 4, 2020
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$694.2	$526.6	$192.5	$1,413.3

Operating Earnings	$43.0	$49.0	$16.6	$108.6
Restructuring and other exit charges	1.8	2.5	0.2	4.5
Amortization of identified intangible assets from recent acquisitions	11.7	—	0.8	12.5
Other	1.5	—	—	1.5
Acquisition activity expense	0.2	—	0.1	0.3
Adjusted Operating Earnings	$58.2	$51.5	$17.7	$127.4

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	October 3, 2021		October 4, 2020
Net Earnings reconciliation
As reported Net Earnings	$35.6		$35.7
Non-GAAP adjustments:
Restructuring and other exit charges	3.9	(1)	3.1	(1)
Amortization of identified intangible assets from recent acquisitions	6.4	(2)	6.1	(2)
Other	1.4	(3)	1.5	(3)
Acquisition activity expense	—		0.1	(4)
Income tax effect of above non-GAAP adjustments	(3.8)		(3.3)
Non-GAAP adjusted Net Earnings	$43.5		$43.2

Outstanding shares used in per share calculations
Basic	42,575,576		42,521,659
Diluted	43,255,832		43,087,455
Non-GAAP adjusted Net Earnings per share:
Basic	$1.02		$1.02
Diluted	$1.01		$1.00

Reported Net Earnings (Loss) per share:
Basic	$0.84		$0.84
Diluted	$0.82		$0.83
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	October 3, 2021	October 4, 2020
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	1.0	—
(1) Restructuring and other exit charges - Energy Systems	0.2	1.3
(1) Restructuring and other exit charges - Motive Power	2.7	1.7
(1) Restructuring and other exit charges - Specialty	—	0.1
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.9	5.7
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.5	0.4
(3) Other - Energy Systems	1.4	1.5
(4) Acquisition activity expense - Energy Systems	—	0.1
Total Non-GAAP adjustments	$11.7	$10.8

	Six months ended
	(in millions, except share and per share amounts)
	October 3, 2021		October 4, 2020
Net Earnings reconciliation
As reported Net Earnings	$79.5		$70.9
Non-GAAP adjustments:
Restructuring and other exit charges	11.7	(1)	4.5	(1)
Amortization of identified intangible assets from recent acquisitions	12.8	(2)	12.5	(2)
Other	1.4	(3)	1.5	(3)
Acquisition activity expense	—		0.3	(4)
Income tax effect of above non-GAAP adjustments	(7.5)		(5.2)
Swiss Tax Reform	$—		$(1.9)
Non-GAAP adjusted Net Earnings	$97.9		$82.6

Outstanding shares used in per share calculations
Basic	42,637,953		42,453,774
Diluted	43,396,588		43,009,755
Non-GAAP adjusted Net Earnings per share:
Basic	$2.30		$1.95
Diluted	$2.26		$1.92

Reported Net Earnings (Loss) per share:
Basic	$1.87		$1.67
Diluted	$1.83		$1.65
Dividends per common share	$0.35		$0.35

	Six months ended
	($ millions)
	October 3, 2021	October 4, 2020
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	1.0	—
(1) Restructuring and other exit charges - Energy Systems	0.7	1.8
(1) Restructuring and other exit charges - Motive Power	11.2	2.5
(1) Restructuring and other exit charges - Specialty	(1.2)	0.2
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	11.9	11.7
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.9	0.8
(3) Other - Energy Systems	1.4	1.5
(4) Acquisition activity expense - Energy Systems	—	0.2
(4) Acquisition activity expense - Specialty	—	0.1
Total Non-GAAP adjustments	$25.9	$18.8

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	October 3, 2021	October 4, 2020
Net sales	$791.4	$708.4
Gross profit	177.9	177.5
Operating expenses	125.3	119.0
Restructuring and other exit charges	2.9	3.1
Operating earnings	49.7	55.4
Earnings before income taxes	39.9	41.5
Income tax expense	4.3	5.8
Net earnings attributable to EnerSys stockholders	$35.6	$35.7

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.84	$0.84
Diluted	$0.82	$0.83
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,575,576	42,521,659
Diluted	43,255,832	43,087,455

	Six months ended
	October 3, 2021	October 4, 2020
Net sales	$1,606.3	$1,413.3
Gross profit	371.1	352.5
Operating expenses	249.8	239.4
Restructuring and other exit charges	10.7	4.5
Operating earnings	110.6	108.6
Earnings before income taxes	92.2	83.1
Income tax expense	12.7	12.2
Net earnings attributable to EnerSys stockholders	$79.5	$70.9

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.87	$1.67
Diluted	$1.83	$1.65
Dividends per common share	$0.35	$0.35
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,637,953	42,453,774
Diluted	43,396,588	43,009,755

ENERSYS
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	October 3, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$407,506	$451,808
Accounts receivable, net of allowance for doubtful accounts: October 3, 2021 - $12,423; March 31, 2021 - $12,992	584,584	603,581
Inventories, net	640,998	518,247
Prepaid and other current assets	135,768	117,681
Total current assets	1,768,856	1,691,317
Property, plant, and equipment, net	500,092	497,056
Goodwill	703,164	705,593
Other intangible assets, net	413,646	430,898
Deferred taxes	65,275	65,212
Other assets	66,421	72,721
Total assets	$3,517,454	$3,462,797
Liabilities and Equity
Current liabilities:
Short-term debt	$36,006	$34,153
Accounts payable	294,975	323,876
Accrued expenses	273,852	318,959
Total current liabilities	604,833	676,988
Long-term debt, net of unamortized debt issuance costs	1,075,989	969,618
Deferred taxes	77,068	76,412
Other liabilities	185,707	196,203
Total liabilities	1,943,597	1,919,221
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at October 3, 2021 and at March 31, 2021	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,732,195 shares issued and 42,630,966 shares outstanding at October 3, 2021; 55,552,810 shares issued and 42,753,020 shares outstanding at March 31, 2021	557	555
Additional paid-in capital	556,202	554,168
Treasury stock at cost, 13,101,229 shares held as of October 3, 2021 and 12,799,790 shares held as of March 31, 2021	(594,649)	(563,481)
Retained earnings	1,734,057	1,669,751
Contra equity - indemnification receivable	(4,001)	(5,355)
Accumulated other comprehensive loss	(122,147)	(115,883)
Total EnerSys stockholders’ equity	1,570,019	1,539,755
Nonredeemable noncontrolling interests	3,838	3,821
Total equity	1,573,857	1,543,576
Total liabilities and equity	$3,517,454	$3,462,797

ENERSYS
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Six months ended
	October 3, 2021	October 4, 2020
Cash flows from operating activities
Net earnings	$79,555	$70,914
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	48,340	47,059
Write-off of assets relating to exit activities	3,756	1,753
Derivatives not designated in hedging relationships:
Net gains	(117)	(372)
Cash proceeds	147	846
Provision for doubtful accounts	1,240	182
Deferred income taxes	108	(1,820)
Non-cash interest expense	1,133	1,036
Stock-based compensation	9,424	10,586
(Gain) loss on disposal of property, plant, and equipment	(37)	156
Changes in assets and liabilities:
Accounts receivable	15,914	106,581
Inventories	(125,479)	21,080
Prepaid and other current assets	(18,969)	7,369
Other assets	1,686	3,132
Accounts payable	(32,694)	(49,557)
Accrued expenses	(48,013)	1,282
Other liabilities	(1,565)	(2,954)
Net cash (used in) provided by operating activities	(65,571)	217,273

Cash flows from investing activities
Capital expenditures	(34,622)	(39,905)
Proceeds from disposal of facility	3,268	—
Proceeds from disposal of property, plant, and equipment	133	81
Net cash used in investing activities	(31,221)	(39,824)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	2,155	(16,502)
Proceeds from Second Amended Revolver borrowings	275,700	45,000
Repayments of Second Amended Revolver borrowings	(5,700)	(100,000)
Repayments of Second Amended Term Loan	(161,447)	(16,837)
Debt issuance costs	(2,952)	—
Option proceeds, net	1,158	1,766
Payment of taxes related to net share settlement of equity awards	(9,000)	(4,602)
Purchase of treasury stock	(31,512)	—
Dividends paid to stockholders	(14,891)	(14,879)
Other	393	255
Net cash provided by (used in) financing activities	53,904	(105,799)
Effect of exchange rate changes on cash and cash equivalents	(1,414)	15,603
Net (decrease) increase in cash and cash equivalents	(44,302)	87,253
Cash and cash equivalents at beginning of period	451,808	326,979
Cash and cash equivalents at end of period	$407,506	$414,232

EnerSys also announced that it will host a conference call to discuss the Company's second quarter fiscal 2022 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 11, 2021 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, November 11, 2021
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	4759148

A replay of the conference call will be available from 12:00 a.m. on November 11, 2021 through 12:00 a.m. on December 10, 2021.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	4759148

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Website: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2021. No undue reliance should be placed on any forward-looking statements.